Exhibit 99.1

ASML - Confirming growth Franki D'Hoore Director Investor Relations Credit Suisse European Technology Conference London May 10, 2007

Safe Harbor "Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: the matters discussed in this document may include forward-looking statements that are subject to risks and uncertainties including, but not limited to: economic conditions, product demand and semiconductor equipment industry capacity, worldwide demand and manufacturing capacity utilization for semiconductors (the principal product of our customer base), competitive products and pricing, manufacturing efficiencies, new product development, ability to enforce patents, the outcome of intellectual property litigation, availability of raw materials and critical manufacturing equipment, trade environment, the prevailing market price for ASML shares, and other risks indicated in the risk factors included in ASML's Annual Report on Form 20-F and other filings with the U.S. Securities and Exchange Commission.

Agenda ASML overview Financial performance Market trends by sector Immersion Confirming growth

Customers Serving 85% of the top 20 IC manufacturers in the world ASML overview The world's leading supplier of lithography equipment Key facts: Headquarters: Veldhoven, the Netherlands Revenue 2006 ~ €3.6 B Market cap ~ €9 B Employees Q1 '07 ~ 6000 Employees Q1 '07 ~ 6000 Employees Q1 '07 ~ 6000 Employees Q1 '07 ~ 6000 Employees Q1 '07 ~ 6000 Employees Q1 '07 ~ 6000 Employees Q1 '07 ~ 6000 Employees Q1 '07 ~ 6000 Employees Q1 '07 ~ 6000

Semiconductor sales 280 B Samsung Intel Toshiba AMD STMicroelectronics Inotera Sandisk Powerchip Nanya TSMC Micron Hynix Buildings & Equipment Applied Materials KLA- Tencor Cymer ASML Novellus LAM Research Semiconductor sales € 190 B Capex € 40 B Fab equipment € 23 B Size of the market in 2006 ASML Nikon Canon Litho spend € 4.8 B ASML € 3.2 B Source: Gartner Dataquest & VLSIResearch 3% of semiconductor sales is invested in Lithography

Financial performance

2003 2004 2005 2006 2007 Q1 318 453 685 629 960 Q2 329 616 763 942 Q3 370 611 533 958 Q4 526 785 548 1065 Total revenues M€ - Record first quarter 526 370 329 318 785 611 616 453 548 533 763 685 629 1,543 2,465 2,529 942 958 1068 3,597 960

Strong financial performance 609 351 370 329 616 5 3 3 763

Strong cash position through strong cash generation

Improving shareholder value ASML is a growth company Regular share buybacks is optimum instrument to create significant value Dividend is certainly an option in slower growth model ASML will maintain a strong gross cash liquidity buffer of M€1,000 to M€1,500 and use upside cash for buy backs Efficiency of capital structure is regularly reviewed Repurchased approx. 8 million shares in Q1 2007 Received authorization from shareholders to buy back additional shares

Strong progress on ROIC Return on Invested Capital 54% in 2006 Source: Bloomberg Jan 2007

Market trends by sector

DRAM/NAND market forecast for 2007 still looks healthy - main growth (in units) expected to come from mobile handsets main growth (in units) expected to come from mobile handsets main growth (in units) expected to come from mobile handsets Source: Micron Technology (February 2007)

Trends by sector - Flash Gartner Dataquest forecast 48% flash unit growth in 2007 ASML's current shipment plan supports forecast with no significant overcapacity in flash by the end of 2007 Sensitivity studies around the forecast indicates that a +/- 10% demand variation results in a +/- 1 calendar quarter shift in supply/demand balance Some production capacity reallocated to DRAM due to low flash prices and overcapacity in H1 2007 Flash is using immersion in production at the 6x node and ramping the 5x node

Trends by sector - DRAM Gartner Dataquest forecast 36% DRAM unit growth in 2007 ASML's current shipment plan supports forecast with no overcapacity in DRAM by the end of 2007 Sensitivity studies around the forecast indicates that a +/- 5% demand variation results in a +/- 1 calendar quarter shift in supply/demand balance DRAM price pressure forces manufacturers to speed up the ramp of 7x volume manufacturing for 1 Gbit and 2 Gbit products Immersion in volume manufacturing will start in 2008/2009 at the 5x node

Trends by sector - Foundry and IDM Foundry Utilization in factories appears to have bottomed in Q1 16% of Q1 bookings in value are received from foundries Announced to ramp immersion by the end of 2007 with volume manufacturing starting in 2008/2009 IDM IDM investment level is in-line with industry analyst forecasted IC unit growth of 10-11% 38% of Q1 bookings in value are received from IDM's

Immersion

XT:1700i performance XT:1700i's are now running in production Imaging down to 45 nm Overlay less than 7 nm Productivity greater than 122 wafers per hour Defect levels improving continuously Proven production machine output well over 1000 wafers per day per machine with a clear roadmap to 2000 wafers per day XT:1700i is the only immersion tool in the world capable of printing 45nm resolution in production

Knowledge gathered with over 40 machines at 19 customers The large installed base has enabled ASML to: Build knowledge on immersion process specifics for all customer segments (logic, foundry, memory, microprocessors) Develop best practices for immersion related defect optimization to enable high yield manufacturing at our customers Use customer feedback to improve on tool performance to ensure volume manufacturing stability and productivity requirements

XT:1900i - 5th generation immersion Only system available specified at 40 nm resolution and below in volume manufacturing First shipment planned for early Q3 2007 Evolutionary single barrel catadioptric lens shows excellent performance

36.5 nm dense lines Dipole Illumination k1= 0.255 C-quad Illumination k1= 0.258 37 nm horizontal and vertical dense lines XT:1900i resolution performance of 36.5 nm Near perfect image contrast at max. scan speed of 600 mm/s

Confirming growth

ASML long term growth outlook ASML is living through one of the greatest periods of growth potential in the company's history Supported by a maturing market since 2002, ASML's growth will be driven further by: Increasing capex spending Increasing share of lithography segment out of total capex Increasing market share for ASML Increasing ASP

Increasing Capex spending Source: Gartner Dataquest

....leading to growing lithography expenditures and to "Litho content" growth Source: WSTS including November 2006 data Litho share of equipment approaching 20% level !

Growing market share Total market: €4,800 million Total market: €463 million 84 85 86 87 88 89 90 91 92 93 94 95 96 97 98 99 00 01 02 03 04 05 06 Region 1 0 1 2.5 8.5 7.5 10.5 11.5 10.5 21 21 19 19.5 25.5 31 36 41 41 30 54 45 53 56.5 63 ASML market share (revenue) 1984 2006 Perkin Elmer Canon GCA Ultratech Eaton Nikon ASET Hitachi 1984 4 2 37 12 5 35 2 3 ASML Nikon Canon 63 21 18 Source: SEMI, Gartner Dataquest

An accelerating litho roadmap forces complexity... EUV Logic DRAM NAND ASML Product Introduction XT:1400 XT:1700i AT:1200 AT:850 XT:1900i DPT '10 '12 Half Pitch Resolution (nm) 200 100 80 60 40 '11 '07 '09 '08 '04 '06 '05 '01 '03 '02 2000 20 Year - Production start

Innovative litho solutions provide an Average Selling Price (ASP) growth opportunity 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 3.59 4.38 5.4 5.9 6.8 8.92 9.46 9.28 13.54 14.01 ASML ASP new systems Introduction TWINSCAN Introduction: ArF in volume Immersion

Innovation requires more expansive lithography layers Flash Logic DRAM

Resulting in higher demand for more advanced litho machines 40k wafers/month 65nm Logic ArF I-Line ArF KrF KrF KrF KrF ArFi ArF ArF ArFi ArF ArFi ArFi I-Line I-Line I-Line ArF ArF 45nm Logic KrF KrF KrF KrF ArF ArF KrF KrF KrF KrF KrF KrF KrF KrF KrF KrF ArF ArF KrF KrF KrF KrF ArF ArF I-Line I-Line I-Line KrF KrF KrF KrF ArF I-Line KrF KrF ArF KrF KrF Total litho investment € 380 M 38 litho layers 40 litho layers Total litho investment € 450 M ArF ArFi

Strong record backlog as of April 1, 2007 78 % of unit backlog carry Q2 + Q3 2007 shipment dates Q1 net bookings of 62 systems with a value of € 911 million including 59 new tools with an ASP of € 15.2 million Note: Due to possible customer changes in delivery schedules and to cancellation of orders, our backlog at any particular date is not necessarily indicative of actual sales for any succeeding period New Systems Used Systems Total Backlog M€ 2,157 M€ 6 M€ 2,163 M€ 14.8 M€ 3 M€ 14.6 Backlog Backlog 146 148 Units Value ASP Numbers have been rounded for readers' convenience 2

KrF ArF dry ArF wet I line East 22 40 30 8 West North Steppers Others TWINSCAN Stp 0 3 97 West North Backlog lithography per April 1, 2007 Total value € 2,163 million Value per type Value per technology TWINSCAN 97% Other systems 3% i-line 8% ArF immersion 30 % Memory IDM Foundry R&D East 54 31 15 0 West North Value per region Value per end-use Foundry 15% Memory 54% IDM 31% KrF 22% ArF dry 40 % Numbers have been rounded for readers' convenience Singapore U.S.A Europe Taiwan Korea China Japan Stp 4 30 13 27 14 6 6 West North U.S. 30% Taiwan 27% Korea 14% China 6% Europe 13% Singapore 4% Japan 6%

1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 Total sales M€ 100 175 250 400 625 825 1180 1550 2700 1625 2000 1600 2500 2550 3596 R&D investment M€ 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 R&D spend is supporting continued technology leadership 400 350 300 250 200 150 100 50 0 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006

2007 Outlook Industry Analysts forecast about € 5.5 billion ($ 6.8 Billion) litho investment in 2007 (source: Gartner Dataquest and VLSI Research) We expect overall increased market share and ramp of the XT:1900i in H2 2007 ASML's record current backlog of € 2.163 billion and Q1 results support a strong 2007 Confirming Growth for 2007

Commitment

Back up slides

Lithography Inspection & lab metrology IC design Reticle enhancement techniques Design verification In-Situ metrology Litho Value added by up/down stream feedback ASML's vision - Value expansion with smart lithography GROWTH GROWTH GROWTH

ASML to acquire Brion Technologies Brion is a venture-backed startup based in Santa Clara, California, founded in 2002 More than 120 employees 8 out of top 10 chip makers are Brion customers Brion is the largest, fastest growing pure-play in computational lithography Products include Litho Verification, Simulation and RET/OPC tools Technology transfers between companies will strengthen each others product lines, leading to significant customer value and business growth

Brion accomplishments Integration with ASML has begun and in progress Brion leads the worldwide market for optical proximity correction (OPC) verification, and is rapidly expanding in the OPC market Over 20 semiconductor manufacturers utilize Tachyon to verify their designs With Brion products there is no compromise between accuracy and speed Only commercially available and production proven one-model-across- process-window Fastest time to accurate model in the industry Tachyon 2.0 was announced during SPIE Tachyon 2.0 is Brion's 2nd generation, image-based hardware- accelerated computational lithography platform

Exhibit 99.2

Craig DeYoung Vice President Investor Relations Deutsche Bank 2007 Technology Conference San Francisco May 15, 2007

Safe Harbor "Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: the matters discussed in this document may include forward-looking statements that are subject to risks and uncertainties including, but not limited to: economic conditions, product demand and semiconductor equipment industry capacity, worldwide demand and manufacturing capacity utilization for semiconductors (the principal product of our customer base), competitive products and pricing, manufacturing efficiencies, new product development, ability to enforce patents, the outcome of intellectual property litigation, availability of raw materials and critical manufacturing equipment, trade environment, the prevailing market price for ASML shares, and other risks indicated in the risk factors included in ASML's Annual Report on Form 20-F and other filings with the U.S. Securities and Exchange Commission.

Agenda ASML overview Financial performance Market trends by sector Immersion Update Outlook '07

ASML overview The world's leading supplier of lithography equipment Headquarters; Veldhoven, the Netherlands Revenue 2006 ~ €3.6 B Market cap ~ €9 B Employees Q1 '07 ~ 6000 Employees Q1 '07 ~ 6000 Employees Q1 '07 ~ 6000 Employees Q1 '07 ~ 6000 Employees Q1 '07 ~ 6000 Employees Q1 '07 ~ 6000 Employees Q1 '07 ~ 6000 Employees Q1 '07 ~ 6000 Customers Serving 85% of top 20 IC manufacturers Leaders in Immersion Lithography Leaders in Innovation ASML TWINSCAN

84 85 86 87 88 89 90 91 92 93 94 95 96 97 98 99 00 01 02 03 04 05 06 Region 1 0 1 2.5 8.5 7.5 10.5 11.5 10.5 21 21 19 19.5 25.5 31 36 41 41 30 54 45 53 56.5 63 Growing market share Growing market share Growing market share Total market: €4,800 million Total market: €463 million ASML market share (revenue) - Nearly tripled in 10 years 1984 2006 Perkin Elmer Canon GCA Ultratech Eaton Nikon ASET Hitachi 1984 4 2 37 12 5 35 2 3 ASML Nikon Canon 63 21 18 Source: SEMI, Gartner Dataquest 8" & i-line 8" & i-line 6" & early i-line KrF & Step & Scan 12" & ArF

Financial performance

2003 2004 2005 2006 2007 Q1 318 453 685 629 960 Q2 329 616 763 942 Q3 370 611 533 958 Q4 526 785 548 1065 Total revenues M€ - Record first quarter 526 370 329 318 785 611 616 453 548 533 763 685 629 1,543 2,465 2,529 942 958 1068 3,597 960

Strong financial performance - leverage 609 351 370 329 616 5 3 3 763 +20% OM at 700M Q sales level Double + OM On same low level Q sales

1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 Total sales M€ 100 175 250 400 625 825 1180 1550 2700 1625 2000 1600 2500 2550 3596 R&D investment M€ 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 R&D spend is supporting continued technology leadership 150 400 350 300 250 200 100 50 0 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 R&D spend increased 35% 2006 vs 2003

Strong cash position through strong cash generation

Improving shareholder value through share buy-back ASML is a company committed to share buy-backs Regular share buybacks is optimum instrument to create significant shareholder value for a growth company Dividend is certainly an option in slower growth model ASML will maintain a strong gross cash liquidity buffer of M€1,000 to M€1,500 and use upside cash for buy backs Efficiency of capital structure is regularly reviewed Repurchased approx. 8 million shares in Q1 2007 Received authorization from shareholders to buy back additional shares in 2007-2008

Strong progress on ROIC Return on Invested Capital 54% in 2006 Source: Bloomberg Jan 2007

Record backlog as of April 1, 2007 78 % of unit backlog carry Q2 + Q3 2007 shipment dates Q1 net bookings of 62 systems with a value of € 911 million including 59 new tools with an ASP of € 15.2 million Note: Due to possible customer changes in delivery schedules and to cancellation of orders, our backlog at any particular date is not necessarily indicative of actual sales for any succeeding period New Systems Used Systems Total Backlog M€ 2,157 M€ 6 M€ 2,163 M€ 14.8 M€ 3 M€ 14.6 Backlog Backlog 146 148 Units Value ASP Numbers have been rounded for readers' convenience 2

Market trends by sector

Overall DRAM/NAND market forecast for 2007 still looks healthy healthy healthy Source: Micron Technology (February 2007)

Trends by sector - Flash Gartner Dataquest forecast 48% flash unit growth in 2007 ASML's current shipment plan supports forecast with no significant overcapacity in flash by the end of 2007 Sensitivity studies around the forecast indicates that a +/- 10% demand variation results in a +/- 1 calendar quarter shift in supply/demand balance Some production capacity reallocated to DRAM due to low flash prices and overcapacity in H1 2007 Flash is using immersion in production at the 6x nm node and ramping the 5x nm node

Trends by sector - DRAM Gartner Dataquest forecast 36% DRAM unit growth in 2007 ASML's current shipment plan supports forecast with no overcapacity in DRAM by the end of 2007 Sensitivity studies around the forecast indicates that a +/- 5% demand variation results in a +/- 1 calendar quarter shift in supply/demand balance DRAM price pressure forces manufacturers to speed up the ramp of 7x nm volume manufacturing for 1 Gbit and 2 Gbit products Immersion in volume manufacturing will start in 2008/2009 at the 5x nm node

Trends by sector - Foundry and IDM Foundry Utilizations on the rise 16% of Q1 bookings in value are received from foundries Announced to ramp immersion by the end of 2007 with volume manufacturing starting in 2008/2009 IDM IDM investment level is in-line with industry analyst forecasted IC unit growth of 10% 38% of Q1 bookings in value are received from IDM's

Immersion

XT:1700i performance 26 XT:1700i shipped through end Q1'07 XT:1700i's are now running in production Imaging down to 45 nm Overlay less than 7 nm Productivity greater than 122 wafers per hour Defect levels improving continuously Proven production machine output well over 1000 wafers per day per machine with a clear roadmap to 2000 wafers per day XT:1700i is the only immersion tool currently running, in the world, capable of printing 45nm resolution in production

XT:1900i - 5th generation immersion Only system available specified at 40 nm resolution and below in volume manufacturing First shipment early Q3 2007 Evolutionary single barrel catadioptric lens shows excellent performance

36.5 nm dense lines Dipole Illumination k1= 0.255 C-quad Illumination k1= 0.258 37 nm horizontal and vertical dense lines XT:1900i resolution performance of 36.5 nm Near perfect image contrast at max. scan speed of 600 mm/s

Outlook

ASML long term growth outlook ASML is in one of the greatest periods of growth potential in the company's history Supported by a maturing market since 2002, ASML's growth will be driven further by: Increasing capex spending Increasing share of lithography segment out of total capex Increasing market share for ASML Increasing ASP

Increasing Industry Capex Source: Gartner Dataquest

....leading to growing lithography expenditures and to "Litho content" growth Source: WSTS including November 2006 data Litho share of equipment approaching 20% level !

An accelerating litho roadmap forces complexity... EUV Logic DRAM NAND ASML Product Introduction XT:1400 XT:1700i AT:1200 AT:850 XT:1900i DPT '10 '12 Half Pitch Resolution (nm) 200 100 80 60 40 '11 '07 '09 '08 '04 '06 '05 '01 '03 '02 2000 20 Year - Production start

Innovative litho solutions provide an Average Selling Price (ASP) growth opportunity 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 3.59 4.38 5.4 5.9 6.8 8.92 9.46 9.28 13.54 14.01 ASML ASP new systems Introduction TWINSCAN Introduction: ArF in volume Immersion

Device shrink requires more lithography layers Flash Logic DRAM

Resulting in higher demand for more advanced litho machines 40k wafers/month 65nm Logic ArF I-Line ArF KrF KrF KrF KrF ArFi ArF ArF ArFi ArF ArFi ArFi I-Line I-Line I-Line ArF ArF 45nm Logic KrF KrF KrF KrF ArF ArF KrF KrF KrF KrF KrF KrF KrF KrF KrF KrF ArF ArF KrF KrF KrF KrF ArF ArF I-Line I-Line I-Line KrF KrF KrF KrF ArF I-Line KrF KrF ArF KrF KrF Total litho investment € 380 M 38 litho layers 40 litho layers Total litho investment € 450 M ArF ArFi

2007 Outlook Industry Analysts forecast about € 5.5 billion ($ 6.8 Billion) litho investment in 2007 (source: Gartner Dataquest and VLSI Research) We expect an overall increased ASML market share in 2007 and a ramp of the XT:1900i in H2 2007 ASML's record current backlog of € 2.163 billion and Q1 results support another strong year.

Commitment